UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FORESIGHT ENERGY LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	80-0778894
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

211 North Broadway, Suite 2600

Saint Louis, MO 63102

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units Representing Limited Partner Interests	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-179304

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in Foresight Energy LP (the “Registrant”) is set forth under the captions “Prospectus Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions to Our Partners,” “Description of Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material U.S. Federal Income Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-179304), initially filed with the Securities and Exchange Commission on February 2, 2012. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 16, 2014

FORESIGHT ENERGY LP
By:	Foresight Energy GP LLC

By:	/s/ Michael J. Beyer
	Name:	Michael J. Beyer
	Title:	President & Chief Executive Officer